To the Board of Directors

Bigeon

We hereby consent to the use in the foregoing Post-Effective Amendment to Form S-1 our report dated September 16, 2019,

 regarding the financial statements of Bigeon as of July 31, 2019 and 2018, and to the reference to our firm under the heading

"Experts" in the Registration Statement.

/s/ Mac Accounting Group, LLP

Midvale, Utah

March 5, 2020